Exhibit 99.1

micromobility.com Inc. Announces Sale of Wheels Labs, Inc. to Overseas

Moped Investment and Holding Pte Ltd.

New York, NY - August 20, 2024 - micromobility.com Inc. (MCOM) (the “Company”, “we”, “us”) today announced the successful completion of a securities purchase agreement to sell its wholly-owned subsidiary, Wheels Labs, Inc. (“Wheels”), to Overseas Moped Investment and Holding Pte Ltd., a Singapore-based corporation (the “Purchaser”).

Under the terms of the securities purchase agreement, signed on August 19, 2024, micromobility.com has agreed to sell all issued and outstanding capital stock of Wheels to the Purchaser. In exchange, the Purchaser will assume all of Wheels’ assets and liabilities, including intellectual property, operational, legal, and future loss contingencies, while the Company will receive a nominal purchase price of $1.00.

The decision to sell Wheels is a strategic move by micromobility.com, which will allow the Company to focus its resources on core operations and other growth opportunities. The transaction is structured with customary representations and warranties on behalf of both the Company and the Purchaser, as well as provisions for termination by either party in the event of breach of the Purchase Agreement, subject to cure.

Salvatore Palella, Chief Executive Officer of m icromobility.com icromobility.com, stated, “This transaction marks a significant step in streamlining our business and refocusing on areas where we see the greatest potential for growth and value creation. We believe that the acquisition of Wheels by Overseas Moped Investment and Holding Pte Ltd. will ensure a stronger future for the Wheels brand under their leadership.”

Commenting on the acquisition, Mah Hon Pun, Director of Overseas Moped Investment and Holding Pte Ltd., said, “We are thrilled to welcome Wheels into our portfolio. This acquisition aligns with our long-term strategy of expanding our footprint in the micromobility sector and leveraging Wheels’ innovative technology and operational expertise. We are confident that under our stewardship, Wheels will continue to thrive and deliver outstanding value to its users.”

The full terms of the securities purchase agreement will be detailed in the Company’s Current Report on Form 8-K filing, available on the SEC’s website.

About micromobility.com Inc.

Micromobility.com Inc., a disruptive leader in the micromobility sector, founded by Salvatore Palella in 2015, combines expertise in retail, shared services, and vehicle rentals to revolutionize urban transportation. The Company offers shared micromobility solutions through micromobility.com Inc. and e-commerce and planned brick-and-mortar stores via micromobility.com brand. Committed to providing eco-friendly, affordable solutions and enhancing global accessibility, micromobility.com Inc. sets the standard for professional excellence in the micromobility landscape. For more information, visit www.micromobility.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

press@micromobility.com